UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 29, 2008

WIFIMED HOLDINGS COMPANY, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-49707	58-2412118

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 RiverEdge Parkway Suite GL 100A Atlanta, Georgia	30328

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 770-919-7220

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry into a Material Definitive Agreement

       The disclosure set forth in Item 2.01 of this report is incorporated herein by reference.

Item 2.01 – Completion of Acquisition of Assets

Closing of Asset Purchase Agreement

       Effective on February 29, 2008 (the "Closing Date"), pursuant to the terms of the Asset Purchase Agreement, previously filed as Exhibit 2.1 in the Company's Form 8-K, filed with the Securities and Exchange Commission (the "SEC") on February 26, 2008 (the "Asset Purchase Agreement"), between WifiMed Holdings Company, Inc. (the "Company"), CyberMedx Medical Systems, Inc. ("CMS, Inc."), a newly-formed, wholly-owned Georgia subsidiary of the Company, CyberMedx Medical Systems, LLC ("CMS, LLC"), Ronald R. Barnett ("Barnett"), and Micro Technology Services, Inc. ("MITSI," collectively with Barnett, the "Unit Holders"), the Company's wholly-owned subsidiary, CMS, Inc., closed on the acquisition of the following assets from CMS, LLC: (1) all intangible assets of CMS, LLC including, but not limited to: software; intellectual property and other proprietary rights in the software; trademarks; licenses to intellectual property of third parties; and goodwill; (2) all rights under the acquired customer contracts and channel partner contracts; (3) all competitive restriction rights; (4) all CMS, LLC accounts receivable; (5) all tangible personal property used in the operation of the business, including all furniture, machinery, office furnishings, equipment and equipment leasehold improvements; and (6) all authorizations and licenses necessary to operate the business, among other items more fully described in the Asset Purchase Agreement. CMS, Inc., assumed only the following liabilities: executory contracts to deliver services and products to CMS, LLC's end-user customers and channel partners that are due to be performed after the Closing Date. CMS, Inc. (and the Company, to the extent applicable) will be responsible for compensating Barnett and certain business agents, described below, in accordance with the terms of the Employment Agreement (as defined below) and the Agent Agreements (also defined below), respectively.

       As consideration for entering into the Asset Purchase Agreement and consummating the transactions contemplated therein, the Company issued 900,000 restricted shares (the "Acquisition Shares") of its common stock, par value $.0001 per share (the "Common Stock") to the Unit Holders, and may issue up to an additional 900,000 shares of Common Stock as a post-closing adjustment pursuant to the calculation provided in Section 3.5 of the Asset Purchase Agreement in the event that the weighted average sales price (weighted for volume) of the Company's Common Stock on the OTCBB for the thirty consecutive business days preceding the 180th day following the Closing Date is below $1.00 per share. The Company also placed 100,000 shares of Common Stock in escrow for a period of twelve months after the Closing Date, for the purpose of satisfying obligations that may arise under the indemnification provisions of the Asset Purchase Agreement, which amount may be increased to up to 200,000 shares of Common Stock pursuant to the post-closing adjustments provided for in Section 3.5 thereof.

Employment Agreement

       In connection with the Asset Purchase Agreement, the Company entered into an employment agreement with Barnett, the former President of CMS, LLC as of March 1, 2008, filed herewith as Exhibit 10.1, whereby CMS, Inc. employed Barnett as its President and Acting Treasurer for a term of three (3) years (the "Employment Agreement"). The consideration for Employment Agreement consists of salary, fixed bonuses, stock options, "earn out" cash bonuses of up to $1.35 million over three years, and Common Stock subject to partial or full forfeiture, depending upon the financial performance of CMS, Inc. The annual base salary for the first year is $120,000 and is $140,000 for the second year, with salary for the third year dependent upon the financial performance of CMS, Inc. Barnett received a "sign on" bonus of $32,000, payable in semi-monthly installments over the course of the first year of employment, as well as a first annual bonus of $48,000 and a second annual bonus of $56,000, with bonuses for the third year dependent on the performance of CMS, Inc., subject to a cap of 40% of Employee's salary at such time. The Company awarded Barnett a total of one million stock options of the Company consisting of: (i) 375,000 incentive stock options to be granted upon execution of the Employment Agreement, vesting in equal amounts on each of July 2009, 2010 and 2011, provided CMS, Inc. meets certain gross revenue targets; (ii) 250,000 non-qualified stock options, vesting upon the commencement of employment; and (iii) an additional 375,000 non-qualified stock options, 125,000 of which shall vest on each of the three anniversary dates of employment. In addition, Barnett was awarded a total of 3.6 million shares of Common Stock upon the commencement of his employment, which shares are subject to forfeiture following each of the three years of employment, depending upon the extent to which CMS, Inc. has met certain financial and product development goals, as further described therein (the "Barnett Performance Shares"). The same goals will be used to determine the "earn out" cash bonuses that Barnett may earn, up to a maximum of $1.35 million. The parties agreed to a "Product Development Bonus," based on certain product development criteria to be negotiated by July 1, 2008, which if met, would entitle Barnett to a maximum annual amount of $45,000 for each of the three years of the contract term, based on the schedule provided therein. Barnett shall also be promptly reimbursed for all business-related travel, lodging, and entertainment expenses in accordance with the Company's policies for officers, as well as be entitled to participate in the Company's standard benefits package. The Company will provide standard directors and officers liability insurance for Barnett in amounts that are sufficient and customary for comparable enterprises.

Business Agents

       Stanley Hassan, James H. Roache, and Daniel L. Thomas acted as business agents pursuant to the terms of the Agent Acknowledgement and Agreement (the "Agent Agreements") in connection with the sale of assets to CMS, Inc. and Barnett's employment with CMS, Inc.  Mr. Thomas has recently been hired by the Company as its Acting CFO, effective for six months beginning April 1, 2008.  That recent appointment of Mr. Thomas was the subject of a filing by the Company pursuant to a Form 8-K filed on February 21, 2008.  As consideration for services rendered by such business agents regarding the sale of CMS, LLC assets, the employment of Barnett by CMS, Inc. and for entering into the Agent Agreements, 100,000 shares of Common Stock of the Company, were issued in equal parts to Messrs. Hassan, Roache and Thomas (the "Agent Shares"); 400,000 shares of Common Stock of the Company were also issued in equal parts to the aforementioned business agents, however, these shares remain subject to forfeiture following each of the three years of Barnett's employment, depending upon the extent to which CMS, Inc. has met certain financial and product development goals (the "Agent Performance Shares").  In addition, the Company expects to pay each such business agent 1/27th of the gross cash "earn out" bonuses earned by Barnett; which includes the "Product Development Bonus" and the "Earn-Out Cash Bonus" in Sections 2(e) and 2(f), respectively, of the Employment Agreement.

       In connection with the Asset Purchase Agreement, MITSI and CMS, LLC entered into the Acknowledgement, Certification and Agreement which provided for an accounting of the intellectual property owned or otherwise controlled by CMS, LLC (the "Intellectual Property") and the assignment to CMS, LLC (in contemplation of the asset purchase transaction with CMS, Inc.) and disclaimer of all right, title and interest that MITSI may have in the Intellectual Property (except with respect to MITSI's Lynx product).  MITSI is obligated to deliver, for transfer to CMS, Inc., all true and correct documentation in its possession or control regarding the Intellectual Property.  MITSI also granted "reseller" status to CMS, LLC, which was deemed transferred to CMS, Inc. at closing, pursuant to which the Lynx product and components may be purchased and resold under the product name "Wave Lynx."

       This summary description of the agreements mentioned above does not purport to be complete and is qualified in its entirety by reference to the documents that are filed as exhibits hereto.

CyberMedx Business

       EncounterPRO® EHR (the flagship software product of the Company's subsidiary, EncounterPRO Healthcare Resources, Inc.) currently accepts and displays data collected and transmitted by C-ME technologies (as defined below). CMS, LLC's business involved providing patient data management, communication, and information systems for the hospital, home care, and alternate care industries. Collectively these technologies are the Cyber-Medical Exchange, or "C-ME," because they allow the devices and patients to be "seen" by the other stakeholders with responsibility for the patient's care or payment for that care. C-ME is available for a host of different bedside devices (e.g., oxygen tanks, oxygen concentrators, CPAP and BIPAP devices). A small wireless data transmitter attached to each patient device allows the transmission (through telephone lines) of the device's data to a data collection center, where the data are reformatted and transmitted to software applications for use by vendors who maintain the devices and the health care providers who care for the patients.

Item 3.02 - Unregistered Sales of Equity Securities

       On the Closing Date, the Company issued: (1) an aggregate amount of 900,000 shares of Common Stock representing the Acquisition Shares in equal parts to each of the two 50% Unit Holders of CMS, LLC: Barnett and MITSI, pursuant to the Asset Purchase Agreement; (2) 100,000 shares of Common Stock representing the Agent Shares, and an additional 400,000 shares of Common Stock representing the Agent Performance Shares in equal parts to each of Mr. Stanley Hassan, Mr. Daniel Thomas, and Mr. James H. Roache pursuant to the Agent Agreements; and (3) an aggregate of 3,600,000 shares of Common Stock representing the Barnett Performance Shares to Barnett pursuant to the Employment Agreement.  The sale of these securities is exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2), and Rule 506 of Regulation D promulgated thereunder and from various similar state exemptions.  No placement agent or underwriter was involved and no sales commissions were paid in connection with the issuance of these securities.

Item 9.01 - Financial Statements and Exhibits

(a)    Financial Statements:

        No financial statements are required.

(d)    Exhibits:

2.1

Asset Purchase Agreement dated February 20, 2008, by and among WiFiMed Holdings Company, Inc.,  CyberMedx Medical Systems, Inc., CyberMedx Medical Systems, LLC, Ronald R. Barnett, and Micro Technology Services, Inc.**(1)

*10.1	Employment Agreement, dated as of March 1, 2008, between Ronald R. Barnett and CyberMedx Medical Systems, Inc.

 * Filed herewith.

** The Company shall furnish a copy of any omitted schedule or exhibit to the Commission upon request.

(1) Incorporated by reference from Exhibit 2.1 of the Company's Current Report on Form 8-K, filed with the SEC on February 26, 2008.

SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 6, 2008

WiFiMed Holdings Company, Inc.

Registrant

By:	/s/ Gregory D. Vacca

Gregory D. Vacca President and CEO